Paper Acquisition Corp.
Consolidated Balance Sheet
(Unaudited)

                                                                                August 31, 1998

ASSETS

Current assets:
     Cash                                                                       $         355,648
     Accounts receivable, less allowance for doubtful accounts
        And sales returns of $323,998                                                   5,426,699
     Inventories
        Raw materials                                                                     750,534
        Work-in-progress and finished goods                                               473,761
     Deferred income taxes                                                              1,207,019
     Prepaid expenses and other current assets                                            207,188
                                                                                          -------
         Total current assets                                                           8,420,849

Note receivable from related party                                                        500,000
Property and equipment, net                                                             3,380,190
Property held for sale                                                                    425,000
Deferred income taxes, net                                                                223,664
Goodwill and other assets, net                                                         26,646,362
                                                                                       ----------
        Total assets                                                            $      39,596,065
                                                                                       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
     Current maturities of long-term debt                                       $       4,612,546
     Current maturities of Product Purchase Agreement                                     875,000
     Accounts payable                                                                   2,892,532
     Accrued expenses                                                                   4,355,734
     Income taxes payable                                                               1,481,295
                                                                                        ---------
        Total current liabilities                                                      14,217,107

Long-term debt                                                                         14,788,244
Other long-term liabilities                                                             2,511,766
                                                                                        ---------
        Total liabilities                                                              31,517,117

Stockholders' equity:
Class A voting common stock, $0.01 par value, 1,000,000 shares
   authorized, 493,764 shares issued and outstanding                                        4,938
Class B non-voting common stock, $0.01 par value, 10,000 shares
   authorized, 1,000 shares issued and outstanding                                             10
Additional paid-in capital                                                              4,411,716
Cumulative translation adjustment                                                        (28,582)
Historical cost basis of continuing shareholder interest
   in excess of fair value of purchase price                                            3,184,769
Retained earnings                                                                         506,097
                                                                                      -----------
Total stockholders' equity                                                              8,078,948
                                                                                     ------------

     Total liabilities and stockholders' equity                                 $      39,596,065
                                                                                       ==========

The accompanying notes are an integral part of these financial statements.

Paper Acquisition Corp.
Consolidated Statement of Income
(Unaudited)

                                                                                For the period from
                                                                                December 31, 1996
                                                                                (Inception) through
                                                                                August 31, 1997

Sales                                                                           $      34,506,609

Cost of sales                                                                          21,173,378
                                                                                       ----------

Gross margin                                                                           13,333,231
                                                                                       ----------

Operating expenses:
     Selling, general and administrative                                                3,093,695
     Amortization expense                                                               5,029,570
                                                                                        ---------

        Total operating expenses                                                        8,123,265
                                                                                        ---------

Operating income                                                                        5,209,966
                                                                                        ---------

Other (income) expense:
     Interest expense                                                                   1,931,057
     Other, net                                                                           169,034
                                                                                          -------

        Total other (income) expense                                                    2,100,091
                                                                                        ---------

Income before income taxes                                                              3,109,875

Income tax expense                                                                      2,603,778
                                                                                        ---------

Net income                                                                      $         506,097
                                                                                      ===========

The accompanying notes are an integral part of these financial statements.

Paper Acquisition Corp.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)


                                                                                For the period from
                                                                                December 31, 1996
                                                                                (Inception) through
                                                                                August 31, 1997

Cash flows from operating activities:
Net income                                                                      $         506,087
     Adjustments to reconcile net income to
     net cash provided by operating activities:
         Provision for uncollectible accounts receivable                                  290,000
         Depreciation                                                                     179,375
         Amortization                                                                   5,264,713
         Write-off of inventory "step-up" to fair value                                   292,386
         Deferred income taxes                                                          (536,236)
         Loss on disposal of property and equipment                                        46,264
     Changes in operating assets and liabilities:
         Accounts receivable                                                              260,082
         Inventories                                                                    2,042,738
         Prepaid expenses and other assets                                                 83,176
         Accounts payable                                                                  61,875
         Accrued expenses and other long-term liabilities                                 140,067
         Income taxes payable                                                           (606,599)
                                                                                   --------------

         Net cash provided by operating activities                                      8,023,938
                                                                                   --------------

Cash flows from investing activities:
     Acquisitions, net of cash acquired (Note 2)                                     (16,781,468)
     Proceeds from sale of property and equipment                                         742,578
     Capital expenditures                                                                (49,774)
                                                                                  ---------------

         Net cash used in investing activities                                       (16,088,664)
                                                                                    -------------

Cash flows from financing activities:
     Proceeds from long-term debt                                                      21,500,000
     Refinancing of assumed debt                                                     (10,892,348)
     Proceeds from issuance of common stock                                             4,000,000
     Principal payments on long-term debt                                             (3,534,752)
     Borrowings under revolving credit facility, net                                      232,964
     Repurchase and retirement of common stock                                          (593,336)
     Loan to related party                                                              (500,000)
     Payment of loan origination fees                                                 (1,763,572)
                                                                                    -------------

         Net cash provided by financing activities                                      8,448,956

Cumulative translation adjustment                                                        (28,582)

         Net change in cash                                                               355,648

Cash at beginning of period                                                                    --

Cash at end of period                                                           $         355,648
                                                                                  ===============

Supplemental disclosures of cash flow information:

Cash paid during the period for:
     Interest                                                                   $         781,095
     Income taxes                                                                       2,583,000


The accompanying notes are an integral part of these financial statements.

Paper Acquisition Corp.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited)


Consolidated Statement of Stockholders' Equity




                                             Class A      Class B    Additional    Cumulative                             Total
                                             common       common     paid-in       translation    Dangling    Retained stockholders'
                                             stock        stock      capital       adjustment     Credit      earnings    equity

Balance as of December 31, 1996 (inception)       --          --           --             --          --          --          --
Issuance of Class A common stock for cash      4,000          --    3,996,000             --          --          --   4,000,000
Issuance of Class A common stock for
   acquisition                                 1,000          --      999,000             --          --          --   1,000,000
Issuance of Class B common stock for services     --          10        9,990             --          --          --      10,000
Historical cost basis of continuing
      shareholder interest in excess of fair
      value of purchase price ("Dangling
      Credit")                                    --          --           --             --   3,184,769          --   3.184,769
Net income                                        --          --           --             --          --     506,097     506,097
Repurchase and retirement of common
      stock owned be Employee Stock
      Purchase Plan (Note 10)                   (62)          --    (593,274)             --          --          --   (593,336)
Cumulative translation adjustment                 --          --           --       (28,582)          --          --   (28,582)
                                             -------     -------     -------      -------        -------      ------     -------
 Balance as of August 31, 1997                 4,938          10    4,411,716       (28,582)   3,184,769     506,097   8,078,948
                      === ====                 =====          ==    =========       =======    =========     =======   =========


The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.      BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

        BASIS OF PRESENTATION
        Paper Acquisition Corp., a Delaware corporation, was organized in December 1996 to acquire and operate specialty paper businesses. On December 30, 1996, Paper Acquisition Corp. ("Paper") acquired all of the common stock of Frye Acquisition, Inc. and, simultaneously, Paper acquired, through its wholly-owned indirect subsidiary Frye Copysystems, Inc., selected assets and assumed certain liabilities of Technicarbon Company, L.P. (collectively the "Acquisitions"). See Note 2 for further discussion of the Acquisitions.

        The consolidated financial statements for the period from December 31, 1996 to August 31, 1997 include the accounts of Paper Acquisition Corp. and its wholly-owned subsidiaries Frye Acquisition, Inc.; Frye Carbon Products, Inc.; FryeTech, Inc. (formerly Frye Copysystems, Inc.); and Frye Carbon Products, Ltd., a Canadian company (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

        DESCRIPTION OF BUSINESS
        The Company manufactures and supplies carbon paper products and specialty inks and ribbons to customers in the United States, Canada and numerous foreign markets. The Company is headquartered in Des Moines, Iowa and currently has operating plants located in Dallas, Texas; Newburgh, New York; Indianapolis, Indiana; Parsons, Kansas and Corcoran, California.

2.      ACQUISITIONS

        Effective December 30, 1996, in accordance with the Stock Purchase Agreement dated December 26, 1996, Paper acquired all of the outstanding stock of Frye Acquisition, Inc. (the "Predecessor"). The purchase price of $2,865,144 (excluding refinanced and assumed debt of $10,892,348) consisted of cash consideration of $985,122, a senior subordinated note with a face value of $937,640 (fair value of $880,022) and common stock of Paper valued at $1,000,000, which represents a 20% interest in Paper.

        As a result of the 20% continuing interest by shareholders of the Predecessor, the acquisition was accounted for under the purchase method of accounting in accordance with Issue No. 88-16 of the Emerging Issues Task Force of the Financial Accounting Standards Board, "Basis in Leveraged Buyout Transactions" ("EITF 88-16"). Accordingly, 80% of the purchase price was allocated to the assets and liabilities acquired at their respective fair values with the remainder allocated at the Predecessor's historical book values as of the date of acquisition.

        Simultaneous with Paper's acquisition of the Predecessor, and in accordance with the Asset Purchase Agreement dated December 27, 1996, Paper acquired, though its wholly-owned indirect subsidiary Frye Copysystems, Inc. ("Frye"), selected assets and assumed certain liabilities of Technicarbon Company, L.P. ("Technicarbon") for $15,995,600 of cash. Paper's and Frye's acquisition of Technicarbon was accounted for pursuant to the purchase method of accounting. The Acquisitions were financed primarily with the cash equity proceeds to Paper and through the borrowings described in Note 7.

        The application of the purchase method of accounting for the acquisition of Technicarbon and 80% of the Predecessor and the application of EITF 88-16 with respect to 20% of the acquisition of the Predecessor, resulted in excess aggregate purchase price (including aggregate direct acquisition costs of $417,725) over the fair value of net assets acquired of $30,054,732 ("Goodwill") and an allocation of excess historical carryover basis of the Predecessor over the related purchase price of $3,184,769 ("Dangling Credit").

        The purchase price allocations for the Acquisitions are summarized as follows:

               Price of Acquisitions,  including  acquisition
               costs, issuance of Paper  common  stock and
               issuance of senior  subordinated  notes
               payable, net of $616,979 of cash acquired        $    18,661,490
                                                                     ----------

        Fair market value of assets acquired and liabilities assumed and Dangling Credit was allocated as follows:

               Assets
                     Accounts receivable                      $       5,976,781
                     Inventory                                        3,559,419
                     Prepaid and other current assets                   290,364
                     Property and equipment                           4,723,633
                     Deferred income taxes                            1,392,818
                     Goodwill and other assets                       31,911,075
                                                                     ----------
                           Total Assets                              47,854,090

               Liabilities
                     Accounts payable                         $       2,830,657
                     Accrued expenses                                 4,751,881
                     Other long-term liabilities                      1,131,909
                     Income taxes payable                             2,087,894
                     Deferred income taxes                              498,371
                     Debt assumed                                     2,934,749
                     Assumed and refinanced debt                     10,892,348
                     Senior subordinated notes payable                  880,022
                                                                  -------------
                           Total liabilities                         26,007,831

                     Dangling Credit                                  3,184,769

                           Total purchase price allocations    $     18,661,490
                                                                    ===========


Subsequent to the Acquisitions, Frye Copysystems, Inc. changed its name to FryeTech, Inc.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        CASH AND CASH EQUIVALENTS
        All highly liquid assets with an original maturity of three months or less are considered to be cash equivalents.

        INVENTORIES
        Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method. In connection with the Acquisitions, inventories were stepped-up to fair value in accordance with the purchase method of accounting in the amount of $292,386. Such amount was fully amortized to cost of goods sold during the period December 31, 1996 to August 31, 1997 and had the one-time effect of reducing gross margins of the Company during this period.

        PROPERTY AND EQUIPMENT
        Property and equipment acquired as part of the Acquisitions are recorded at fair value and all subsequently acquired property and equipment is recorded at cost. Depreciation for financial reporting purposes is provided by the straight-line method over the following estimated useful lives:

               Machinery and equipment                               5-10 years
               Buildings and building improvements                     15 years
               Furniture and fixtures                                5-10 years

        Expenditures   for  renewals  and   betterments   are   capitalized  and
        maintenance and repairs are charged to operations.

        PROPERTY HELD FOR SALE
        Property held for sale consists of land and a building which is expected to be sold. This property is carried at its estimated net realizable value.

        TRANSLATION OF FOREIGN CURRENCIES
        Assets and liabilities of the Company's Canadian subsidiary (Frye Carbon Products, Ltd.) are translated using the exchange rates in effect at the balance sheet date and the cumulative translation adjustment has been included in stockholders' equity. Results of operations are translated using the average exchange rates prevailing throughout the year. Realized gains and losses from foreign currency translations, which were not material, are included in operations for the period.

        GOODWILL
        The excess cost over the fair value of net assets acquired is recorded as goodwill and is amortized by the straight-line method over four years. Management periodically evaluates the recoverability of goodwill based on undiscounted cash flows (see Note 5).

        DEFERRED FINANCING COSTS
        Deferred financing costs relating to long-term debt are amortized by the straight-line method over the terms of the related debt obligations (see
        Note 5).

        IMPAIRMENT OF LONG-LIVED ASSETS
        Impairment losses are recorded on long-lived assets used in operations (including goodwill) when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

        INCOME TAXES
        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences, utilizing currently enacted tax rates, for temporary differences between the carrying amounts and the tax basis of assets and liabilities. Deferred tax assets are recognized, net of any necessary valuation allowance, for the estimated future tax effects of deductible temporary differences and tax operating loss and credit carryforwards. Deferred tax expense or benefit represents the change in the deferred tax asset or liability balances.

        CONCENTRATIONS OF CREDIT RISK
        Financial instruments which potentially expose the Company to concentration of credit risk include trade receivables generated by the Company as a result of selling carbon paper and specialty ink and ribbon products. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed and reserves are maintained. The Company typically does not require collateral.

        USE OF ESTIMATES
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

        FAIR VALUE OF FINANCIAL INSTRUMENTS
        The carrying value of variable rate long-term debt equals fair value. The carrying value of fixed rate long-term debt was recorded at fair value on the date of the Acquisitions and is considered to approximate fair value as the fixed rate approximates current rates that could be obtained by the Company if refinancing occurred.

4.      PROPERTY AND EQUIPMENT

        Property and equipment as of August 31, 1997 consists of:

        Machinery and equipment                               $       1,986,875
        Buildings and building improvements                           1,220,000
        Land and Land improvements                                      300,000
        Furniture and fixtures                                           52,690
                                                                 --------------
                                                                      3,559,565

        Accumulated depreciation                                      (179,375)
                                                                      --------

        Property and equipment, net                           $       3,380,190
                                                                   ============


5.      GOODWILL AND OTHER ASSETS

        Goodwill and other assets (accumulated amortization is provided in parentheses) as of August 31, 1997 consist of:

        Goodwill ($5,009,122)                                 $      30,054,732
        Deferred financing costs ($235,143)                           1,763,572
        Noncompete agreements ($20,448)                                  92,771
                                                                   ------------
                                                                     31,911,075

        Accumulated amortization                                    (5,264,713)

        Goodwill and other assets, net                        $      26,646,362
                                                                  =============


6.      ACCRUED EXPENSES

        Employee costs and benefits                           $       1,571,983
        Restructuring, severance and relocation                       1,041,487
        Interest                                                        460,178
        Other                                                         1,282,086
                                                                      ---------

        Accrued expenses                                      $       4,355,734
                                                                      =========

7.      LONG-TERM DEBT

        Long-term debt consists of the following at August 31, 1997:

        Revolving credit facility                             $         232,964
        Term loan                                                    18,275,000
        Senior subordinated notes payable to Predecessor
            shareholders, Fixed rate of 8%, payable in
            three annual installments Beginning December
            30, 1997 (Note 13)                                          937,640
                                                                   ------------
                                                                     19,445,604

        Current maturities of long-term debt                        (4,612,546)
        Unamortized discount on notes payable                          (44,814)
                                                                       -------

        Long-term debt                                        $      14,788,244
                                                                     ==========


        REVOLVING CREDIT AND TERM LOAN AGREEMENT
        In connection with the financing of the Acquisitions (Note 2), the Company's wholly-owned indirect subsidiary, FryeTech, Inc. (formerly Frye Copysystems, Inc.), entered into a revolving credit and term loan agreement (the "Agreement") with a bank. The Agreement provides borrowings under a revolving credit facility of up to $13,000,000 and term loan of $21,500,000. The borrowings are secured by the assets of the Company and each of its wholly owned subsidiaries, except for the Company's Canadian subsidiary (Frye Carbon Products, Ltd.). Borrowings under the Agreement are restricted to financing the Acquisitions, future investments and acquisitions, working capital requirements and general corporate purposes.

        The amounts available under the revolving credit facility are automatically reduced by $2,600,000 annually, beginning on December 31, 1997. As of August 31, 1997, $10,056,200 was available to be borrowed under the revolving credit facility. The term loan requires twenty consecutive quarterly payments of $1,075,000 commencing on March 31, 1997. The revolving credit facility and term loan, through an amendment to the Agreement, are renewable annually (at the Company's option); however, not to be extended beyond December 30, 2001.

        As part of the aggregate amount available under the revolving credit facility, the Agreement provides for the issuance of standby letters of credit. At August 31, 1997, outstanding letters of credit amounted to $75,000.

        Borrowings under the Agreement bear interest at the Company's option, at either (1) the banks' prime rate plus applicable margin or (2) the eurodollar rate plus applicable margin. The applicable margin is computed based upon the leverage ratio of FryeTech, Inc. at various dates, as specified in the Agreement. As of August 31, 1997, the Company's borrowing rate under the Agreement is 8.37%, the eurodollar rate option plus applicable margin.

        Under the terms of the Agreement, FryeTech, Inc. is restricted from paying dividends and is required to comply with various financial covenants, including a leverage ratio and cumulative EBITDA requirements. At August 31, 1997, FryeTech, Inc. is in compliance with such covenants.

        SENIOR SUBORDINATED NOTES PAYABLE
        On December 30, 1996, as partial consideration for the Frye acquisition, the Company issued 8% Senior Subordinated Notes (the "Notes") to the shareholders of the Predecessor at a face value of $937,640. The terms of the Notes require principal payments to be made in three annual installments of $312,547 commencing on December 31, 1997. The Notes are unsecured and bear interest at 8%, payable each March 31; June 30; September 30; and December 31 through the maturity date of December 30, 1999. The difference between the face value of the Notes and the estimated fair value ($880,022) recorded by the Company on the date of the Frye acquisition of $57,618 is being amortized over the life of the Notes using the straight-line method. The Notes are subordinated to the prior payment and satisfaction of indebtedness outstanding under the revolving credit and term loan agreement.

        Annual maturities of long-term debt are as follows:

        1998                                                  $       4,612,546
        1999                                                          4,612,547
        2000                                                          4,612,546
        2001                                                          4,300,000
        2002                                                          1,307,965
        Thereafter                                                           --
                                                             ------------------

        Total                                                 $      19,445,604
                                                                     ==========


8.      OTHER LONG-TERM LIABILITIES

        PRODUCT PURCHASE AGREEMENT
        The Company entered into a product purchase and loan agreement (the "Product Purchase Agreement") that provides for the Company to purchase annually a minimum amount of carbonizing tissue through August 31, 1999. Under terms of the Product Purchase Agreement, the Company borrowed $3,500,000 on an unsecured basis. As of August 31, 1997, $2,625,000 of the borrowed funds are outstanding, of which $875,000 is classified as current and $1,750,000 is classified within other long-term liabilities. The repayment terms of the Product Purchase Agreement require annual installments of $875,000 which began in September 1996. The Company imputes interest expense on the Product Purchase Agreement borrowings at an interest rate that varies with the price of carbonizing tissue purchased (approximately 7% at August 31, 1997), which is paid for at the time of purchase of carbonizing tissue.

9.      INCOME TAXES

        Provision for income taxes for the period from December 31, 1996 to August 31, 1997 includes:

        Current income taxes                                  $       3,140,014
        Deferred income taxes                                         (536,236)
                                                                   ------------
                                                              $       2,603,778
                                                              =================


        Total deferred tax assets were $1,929,054 and total deferred tax liabilities were $498,371 as of August 31, 1997 (and primarily relate to property and equipment depreciation, goodwill amortization and various liability accounts). The Company's effective tax rate differs from the U.S. statutory rate primarily because of state taxes, meals and entertainment expenses and nondeductible goodwill amortization.


10.     EMPLOYEE BENEFIT PLANS

        PENSION PLANS
        The Company has defined benefit plans (a non-union plan and a bargaining plan) covering certain employees and former employees of the Predecessor. Benefits under these plans are based on an employee's years of service and compensation during the years immediately preceding retirement. The plan's assets include common stock, corporate bonds, long and short-term investments and cash. The Company's funding policy is based on an actuarially determined cost method allowable under Internal Revenue Service regulations. The Company's contribution to the pension plans for the period from December 31, 1996 to August 31, 1997 was $352.

        The funded status as of August 31, 1997 is reconciled to the prepaid (accrued) pension expense as follows:

                                                  Non-Union           Bargaining
                                                        Plan                Plan

  Actuarial present value of benefit obligations:
    Vested benefit obligation                     $  1,769,473        $  933,436
    Nonvested benefit obligation                            --                --
                                               ---------------     -------------

  Accumulated benefit obligation and projected
    Benefit obligation                               1,769,473           933,436

    Plan assets at fair value                        1,941,275           919,514
                                                     ---------           -------

  Plan assets in excess (deficit) of projected
      benefit obligation                               171,802          (13,922)
  Unrecognized net loss from past experience
      different from that assumed                     (66,634)          (36,043)
                                                    ----------        ----------

  Prepaid (accrued) pension expense            $       105,168     $    (49,965)
                                                      ========         =========


        Assumptions used for the period from December 31, 1996 to August 31, 1997 were as follows:

                                                     Non-Union        Bargaining
                                                           Plan             Plan

 Weighted average discount rate                          7.50%             7.50%
 Expected long-term rate of return on assets             8.00%             8.00%

        RETIREMENT PLAN
        The Company maintains two qualified Profit Sharing/401(k) Plans (the "Plans") covering substantially all employees. The Company's contributions to the Plans for the period December 31, 1996 to August 31, 1997 were $0. Costs under the Plan amounted to $8,122 during the period from December 31, 1996 to August 31, 1997.

        EMPLOYEE STOCK OWNERSHIP PLAN
        The Company has an employee stock ownership plan ("ESOP"), with a savings and profit sharing plan feature, covering substantially all employees of the Predecessor. In connection with Paper's acquisition of the Predecessor, as described in Note 2, ESOP shareholders received approximately $118,000 of cash and 6,236 shares of Paper Class A common stock.

        During April 1997, Paper afforded participants of the ESOP with the opportunity to sell their shares of Paper for approximately $95.15 per share. In connection with this offer, Paper acquired all 6,236 shares of its Class A stock for approximately $593,336 of cash which was distributed to participants in accordance with the terms of the ESOP. The Company made no contributions to the ESOP during the period from December 31, 1996 to August 31, 1997. The Company plans to terminate the ESOP during fiscal 1998.


11.     CLASS B COMMON STOCK

        On December 26, 1996, the Company issued 1,000 shares of its Class B common stock, par value $.01 per share in consideration of services rendered to the Company in connection with consummating the Acquisitions. The Class B common stock is non-voting.


12.     COMMITMENTS AND CONTINGENCIES

        LEASES
        The Company has a number of operating lease agreements primarily involving office space, automobiles, computers and office equipment. The Company's rent expense for the period from December 31, 1996 to August 31, 1997 was $358,521. Minimum lease payments required under the operating leases as of August 31, 1997 are as follows:

               1998                                                $    442,839
               1999                                                     321,862
               2000                                                     141,104
               2001                                                      40,128
               2002                                                          --
               Thereafter                                                    --
                                                                    -----------

                                                                   $    945,933
                                                                   ============

        LITIGATION
        The Company is involved in various litigation and one environmental proceeding (which is currently in settlement discussions) arising in the normal course of business. In the opinion of management the Company's ultimate liability beyond amounts recorded of $630,000, if any, under pending litigation and one environmental matter would not materially affect its financial condition or the results of its operations.

        INCOME TAX CONTINGENCY
        At August 31, 1997, the Company has recorded a contingent liability for a federal income tax matter. On the basis of information furnished by counsel and others, management believes that the range of estimated loss, if any, to be incurred in connection with this matter in excess of the amount recorded at August 31, 1997 will not have a material adverse impact on the results of operations or the financial position of the Company.

        INDEMNIFICATION PROVISIONS
        The Frye Acquisition, Inc. Stock Purchase Agreement contains certain indemnification provisions which provide for cancellation of up to all of the senior subordinated seller notes face value of $937,640 in the event that the ultimate settlement of the litigation, environmental and income tax contingency matters discussed above exceeds amounts recorded by the Company.

13.     RELATED PARTY TRANSACTIONS AND BALANCES

        In connection with the Acquisitions, the Company issued senior subordinated notes payable to the sellers of the Predecessor, also common stockholders of the Company. During the period from December 31, 1996 through August 31, 1997, interest paid to the related common stockholders was approximately $37,800. As of August 31, 1997, interest payable to the related common stockholders was approximately $12,200.

        During the period from December 31, 1996 to August 31, 1997, the Company incurred management fees of $150,000 to the Company's majority common stockholder.

        The Company has a non-current note receivable from the Company's majority common stockholder of $500,000 at August 31, 1997. The note is payable in full on December 30, 2001 and bears interest at 10%.